Exhibit 99.2

1 United Stationers Inc. Earnings Presentation Fourth Quarter 2010

2 Forward Looking Statements and Non-GAAP Measures This presentation contains forward-looking statements, including references to goals, plans, strategies, objectives, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to, the following: Prevailing economic conditions and changes affecting the business products industry and the general economy; United’s ability to effectively manage its operations and to implement growth, cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; United’s reliance on key suppliers and the supplier allowances and promotional incentives they offer; United’s reliance on independent resellers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these resellers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; the impact of variability in customer and end-user demand patterns on United’s product sales mix and, in turn, on profit margins; the impact of a loss of, or substantial decrease in, the availability of products or service from key suppliers at competitive prices; the availability of financing sources to meet United’s business needs; United’s ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; United’s ability to maintain its existing information technology and e-commerce systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions. Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. The forward-looking information in this presentation is made as of this date only, and the Company does not undertake to update any forward-looking statement. Investors are advised to consult any further disclosure by United regarding the matters discussed in this release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. * This is non-GAAP information. A reconciliation of these items to the most comparable GAAP measures is presented on the company’s Website (www.unitedstationers.com) under the Investor Information section. Except as noted, all references to financial results within this presentation are presented in accordance with U.S. Generally Accepted Accounting Principles.

3 Q4 2010 Headlines Sales increased 0.3% from Q4 2009 to $1.19 billion. Earnings per diluted share were $1.17*, up 19% from Q4 2009 EPS of $0.98*. Gross Margin rate of 16.0% was up from 15.1% last year. Operating expenses in Q4 2010 were $136.9 million*, up from $133.1 million* in the prior-year quarter, and were 11.5%* of sales versus 11.3%* in the prior-year quarter. Operating income was 4.4%*, up from 3.8%* in Q4 2009. Net income increased 15% to $27.7 million* from $24.1 million* in Q4 2009. Net cash provided by operating activities was $0.4 million in Q4 2010. Debt was constant during the past twelve months. The Company repurchased 0.36 million shares for $23.8 million in the quarter.

4 Fourth Quarter 2010 P&L % to sales change $ % to Sales $ % to Sales $ change % change Fav (Unfav) $ Millions (except EPS) QTD Q4 2010 QTD Q4 2010 QTD Q4 2009 QTD Q4 2009 Fav (Unfav) Fav (Unfav) basis points Net Sales 1,186.5 1,183.0 3.5 0.3% Gross Margin 189.5 15.97% 178.0 15.05% 11.5 6.5% 92 Operating Expense 131.4 11.07% 119.1 10.07% (12.3) (10.3%) (100) Operating Income 58.1 4.90% 58.9 4.98% (0.8) (1.4%) (8) Interest & Other 7.4 6.6 (0.8) Taxes 19.6 19.5 (0.1) Net Income 31.1 32.8 (1.7) Diluted Shares (000s) 23,728 24,622 Diluted EPS 1.31 $ 1.33 $ (0.02) $ (1.5%) Effective Tax Rate 38.7% 37.3% Adjusted to exclude non-operating items* Adjusted Operating Income 52.6 4.43% 44.9 3.80% 7.7 17.1% 63 Adjusted Net Income 27.7 24.1 3.6 14.9% Adjusted Diluted EPS 1.17 $ 0.98 $ 0.19 $ 19.3%

5 YTD 2010 Headlines Sales increased 2.6% from YTD 2009 to $4.8 billion. Earnings per diluted share were $4.37*, up 11.7% from YTD 2009 EPS of $3.91*. Gross Margin rate of 15.1% was up from 14.7% last year. Operating expenses in YTD 2010 were $532.4 million*, up from $513.6 million* in the prior-year period, and were 11.0%* of sales versus 10.9%* in the prior-year period. Operating income was 4.1%*, up from 3.8%* in YTD 2009. Net income increased 12% to $105.6 million* from $94.3 million* in YTD 2009. Net cash provided by operating activities was $114.8 million YTD 2010 compared to $239.4 million YTD 2009. The Company repurchased 1.96 million shares for $113.2 million YTD 2010.

6 Year-to-Date 2010 P&L % to sales change $ % to Sales $ % to Sales $ change % change Fav (Unfav) $ Millions (except EPS) YTD Q4 2010 YTD Q4 2010 YTD Q4 2009 YTD Q4 2009 Fav (Unfav) Fav (Unfav) basis points Net Sales 4,832.2 4,710.3 121.9 2.6% Gross Margin 730.6 15.12% 690.6 14.66% 40.0 5.8% 46 Operating Expense 520.8 10.78% 503.0 10.68% (17.8) (3.5%) (10) Operating Income 209.8 4.34% 187.6 3.98% 22.2 11.8% 36 Interest & Other 26.8 27.5 0.7 3 Taxes 70.2 59.1 (11.1) Net Income 112.8 101.0 11.8 Diluted Shares (000s) 24,143 24,096 Diluted EPS 4.67 $ 4.19 $ 0.48 $ 11.5% Effective Tax Rate 38.4% 36.9% Adjusted to exclude non-operating items* Adjusted Operating Income 198.2 4.10% 177.0 3.76% 21.2 12.0% 34 Adjusted Net Income 105.6 94.3 11.3 12.0% Adjusted Diluted EPS 4.37 $ 3.91 $ 0.46 $ 11.8%

Sales by Product Category – Q4 2010


Q4 2010
Technology
36%
Office Products
27%
Janitorial/
Breakroom
24%
Furniture
7%
Industrial
6%

Category	Sales growth (decline) Q4 2010 vs Q4 2009	Sales growth (decline) Q3 2010 vs Q3 2009	Sales growth (decline) Q2 2010 vs Q2 2009	Sales growth (decline) Q1 2010 vs Q1 2009
Technology	(2.5%)	(1.1%)	8.6%	3.5%
Office Products	0.4%	6.7%	5.6%	2.7%
Janitorial/ Breakroom	(1.7%)	(4.3%)	(2.1%)	5.0%
Furniture	1.0%	(0.1%)	(2.1%)	(10.0%)
Industrial	25.1%	29.7%	27.9%	8.5%

- Technology sales declined as gains from growth strategies were offset by sales timing shifts and the decision to exit some low-margin business.
- Office Products sales growth slowed reflecting gains from strategic growth initiatives, offset by generally slow market conditions and the decision to exit some low-margin business.
- Janitorial/Breakroom experienced headwinds from flu-related revenue comparisons in the quarter and the negative effect of the shift of some national account business that went direct to manufacturers.
- Furniture sales trended positively showing progress from investments to serve the contract furniture dealer channel.
- Industrial sales grew significantly reflective of a more favorable economic environment with improvement in the manufacturing sector, continued growth from investments and strong execution of sales initiatives.

February 10, 2011 7

8 Sales by Channel – Q4 2010 Independent/Other channel sales include double-digit growth with new channel customers, including E-tail. National accounts sales decline was partially due to lessening demand for H1N1-related products and the shift of some volume direct to the manufacturer. Sales growth Sales growth Sales growth Sales growth Sales growth (decline) (decline) (decline) (decline) (decline) Q4 2010 Q3 2010 Q2 2010 Q1 2010 Q4 2009 Channel vs Q4 2009 vs Q3 2009 vs Q2 2009 vs Q1 2009 vs Q4 2008 Independent & Other 1.2% 3.7% 8.2% 3.4% 3.6% Nationals (4.3%) (7.6%) (8.9%) 0.8% 1.6% Independent & Other 85% Nationals 15% Q4 2010

9 Gross Margin Increased margins in Q4 2010 were due to higher supplier allowances as a result of program enhancements and achievement of growth components of supplier allowance agreements. Margins in Q4 2010 also benefited from modest product cost inflation and WOW savings which helped to offset higher LIFO expense and increasing fuel costs. dollars in millions Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Dollars $164.3 $163.4 $184.9 $178.0 $166.9 $179.2 $194.8 $189.5 Rate 14.7% 14.1% 14.8% 15.1% 14.5% 14.7% 15.3% 16.0% 10.0% 12.5% 15.0% 17.5% 20.0% $ - $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0

10 Operating Expense* Operating expense dollars increased about 3%* in Q4 2010 versus the prior-year quarter mainly due to sales growth, investment in strategic growth initiatives, and the reinstatement of employee-related benefits earlier in 2010. Excluding the cost restoration, expenses were down about 1% reflecting WOW savings that offset higher variable compensation expenses and spending on growth initiatives. dollars in millions Q1 09 * Q2 09 Q3 09 Q4 09 * Q1 10 Q2 10 * Q3 10 * Q4 10 * Dollars $132.0 $122.2 $126.3 $133.1 $131.1 $131.7 $132.6 $136.9 Rate 11.8% 10.5% 10.1% 11.3% 11.4% 10.8% 10.4% 11.5% 7.5% 10.0% 12.5% 15.0% $ - $25.0 $50.0 $75.0 $100.0 $125.0 $150.0

11 Operating Income* dollars in millions Q1 09 * Q2 09 Q3 09 Q4 09 * Q1 10 Q2 10 * Q3 10 * Q4 10 * Dollars $32.3 $41.2 $58.6 $44.9 $35.8 $47.5 $62.2 $52.6 Rate 2.9% 3.6% 4.7% 3.8% 3.1% 3.9% 4.9% 4.4% 2.0% 3.0% 4.0% 5.0% 6.0% $ - $10.0 $20.0 $30.0 $40.0 $50.0 $60.0

12 Earnings per Share* shares in millions Q1 09 * Q2 09 Q3 09 Q4 09 * Q1 10 Q2 10 * Q3 10 * Q4 10 * EPS $0.66 $0.88 $1.38 $0.98 $0.73 $1.03 $1.45 $1.17 Diluted Shares 23.8 24.0 24.2 24.6 24.8 24.6 23.8 23.7 - 1.0 $ - $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40

13 Working Capital Summary Trade A/R DSO improved compared to Q4 2009 as the credit environment appears to be slowly improving although there is still a strain of the economy on customers. Inventories were up 16% versus Q4 2009 reflecting investment buys at year end related to supplier program growth tiers and price increases. Inventories are also being built to support the accelerating momentum of growth strategies heading into 2011. Payables leverage ratios were in line with typical levels. $ Millions 3/31/2009 6/30/2009 9/30/2009 12/31/2009 3/31/2010 6/30/2010 9/30/2010 12/31/2010 Accounts Receivable, adjusted 573.4 595.6 645.7 641.3 606.2 642.6 655.1 628.1 Inventories (LIFO) 572.2 519.0 533.9 590.9 610.1 639.2 617.4 684.1 Accounts Payable 318.9 374.0 431.8 390.9 433.8 443.9 424.9 421.6 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Net Trade A/R DSO 43 42 42 43 43 42 41 41 Inventory Turns 6.1 7.3 8.1 7.1 6.6 6.7 6.8 6.1 A/P as % Inventory (LIFO) 56% 72% 81% 66% 71% 69% 69% 62% A/P as % Inventory (FIFO) 48% 62% 70% 58% 63% 61% 61% 55%

Cash Flows

$ Millions	QTD Q1 09 *	QTD Q2 09 *	QTD Q3 09 *	QTD Q4 09 *	2009 Total Year *	QTD Q1 10	QTD Q2 10	QTD Q3 10	QTD Q4 10	2010 Total Year
Net Income	13.5	21.2	33.5	32.8	101.0	18.2	27.0	36.5	31.1	112.8
Depreciation & Amortization	10.6	10.2	10.9	10.0	41.7	9.3	9.5	9.4	9.4	37.6
Share-based compensation	2.9	3.0	3.8	2.6	12.3	3.3	3.5	3.7	3.6	14.1
Change in Accounts Receivable *	59.4	(21.8)	(50.3)	4.5	(8.2)	35.9	(36.7)	(12.3)	27.0	13.9
Change in Inventory	108.1	53.6	(15.1)	(56.8)	89.8	(18.1)	(29.4)	21.9	(66.5)	(92.1)
Change in Accounts Payable	(22.3)	55.4	57.7	(40.9)	49.9	42.5	9.9	(18.9)	(3.3)	30.2
Change in Other Working Capital	(30.0)	6.9	20.0	(8.9)	(12.0)	(4.1)	1.1	12.7	(6.6)	3.1
Change in Working Capital	115.2	94.1	12.3	(102.1)	119.5	56.2	(55.1)	3.4	(49.4)	(44.9)
Other	(3.4)	(1.3)	(8.9)	1.5	(12.1)	(4.0)	(13.2)	6.7	5.7	(4.8)
Adjusted cash provided by (used in) operating activities *	138.8	127.2	51.6	(55.2)	262.4	83.0	(28.3)	59.7	0.4	114.8
Capital Expenditures	(2.0)	(2.8)	(4.1)	(6.0)	(14.9)	(5.7)	(5.0)	(7.3)	(9.3)	(27.3)
Proceeds from disposition of fixed assets	-	0.1	(0.0)	-	0.1	-	-	0.1	-	0.1
Net cash used for capital expenditures *	(2.0)	(2.7)	(4.1)	(6.0)	(14.8)	(5.7)	(5.0)	(7.2)	(9.3)	(27.2)
Free Cash Flow *	136.8	124.5	47.5	(61.2)	247.6	77.3	(33.3)	52.5	(8.9)	87.6

- Cash flow results reflect working capital contraction during 2009, led by a significant reduction in inventory, compared with the current year's re-investment to support sales growth.

February 10, 2011 14

15 Debt and Capitalization Operating cash flow generated in the past twelve months was used for investments in growth initiatives, share repurchases and acquisitions. Total debt was even with Q4 2009 as strong cash flow allowed debt to be maintained at consistent and conservative levels during the past year. Share repurchases totaled 1.96 million shares, or $113.2 million, in the last 12 months. In October 2010, the Board of Directors authorized an additional $100 million share repurchase program. $ Millions 3/31/2009 6/30/2009 9/30/2009 12/31/2009 3/31/2010 6/30/2010 9/30/2010 12/31/2010 Debt 552.5 471.8 441.8 441.8 441.8 453.4 441.8 441.8 Equity 589.5 619.9 655.2 706.7 730.5 710.6 733.1 759.6 Total capitalization 1,142.0 1,091.7 1,097.0 1,148.5 1,172.3 1,164.0 1,174.9 1,201.4 Debt-to-total capitalization 48.4% 43.2% 40.3% 38.5% 37.7% 39.0% 37.6% 36.8%